Exhibit 10.46

ASSIGNMENT AND ASSUMPTION

OF

SALE AND PURCHASE AGREEMENT

ALLIANCE COMMERCIAL PARTNERS, LLC, a Colorado limited liability company (“Assignor”) hereby assigns to TRT ALLIANCE SKOKIE LLC, a Delaware limited liability company  (“Assignee”) all right, title and interest of Assignor in and to that certain Sale and Purchase Agreement by and between Assignor and BOULEVARD 40 OFFICE L.L.C., a Maryland limited liability company, dated effective as of January 5, 2007 (the “Purchase Agreement”).

Assignee hereby assumes and agrees to perform all of Assignor’s obligations under the Purchase Agreement. This Assignment and Assumption of Sale and Purchase Agreement shall be subject to all the provisions, terms, covenants and conditions of the Purchase Agreement. Pursuant to Section 10.01 of the Purchase Agreement, Assignor represents that Assignee is an entity in which Assignor or an affiliate of Assignor owns an interest and acts as a manager of Assignee. Notwithstanding the foregoing, Assignor shall remain liable under the Purchase Agreement.

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Executed as of this          day of January, 2007.

ASSIGNOR:

ALLIANCE COMMERCIAL PARTNERS, LLC,
a Colorado limited liability company

By:	/s/ David E. Ramsay
Name:	David E. Ramsay
Title:	Member

ASSIGNEE:

TRT ALLIANCE SKOKIE LLC, a Delaware
limited liability company

By:	TRT Alliance JV II GP, a Delaware general partnership, its sole member

	By:	40 Skokie Associates, LLC, a Colorado limited liability company, its managing general partner

	By:	Alliance Real Estate Value Fund III, LLC, a Delaware limited liability company, its manager

	By:	AVF Management, LLC, a Colorado limited liability company, its managing member

	By:	/s/ David E. Ramsay
	Printed name:	David E. Ramsay
	Its:	Voting Member